EXHIBIT 99.1

CUSIP No. G52237107	13G

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Shares of Avolon Holdings Limited.

Date:  February 13, 2015

CVC EUROPEAN EQUITY V LIMITED

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CVC EUROPEAN EQUITY PARTNERS V (A) L.P.

By:	CVC EUROPEAN EQUITY V LIMITED
General Partner

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CVC EUROPEAN EQUITY PARTNERS V (B) L.P.

By:	CVC EUROPEAN EQUITY V LIMITED
General Partner

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CVC EUROPEAN EQUITY PARTNERS V (C) L.P.

By:	CVC EUROPEAN EQUITY V LIMITED
General Partner

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CVC EUROPEAN EQUITY PARTNERS V (D) L.P.

By:	CVC EUROPEAN EQUITY V LIMITED
General Partner

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

CVC EUROPEAN EQUITY PARTNERS V (E) L.P.

By:	CVC EUROPEAN EQUITY V LIMITED
General Partner

By:	/s/ Carl John Hansen
	Name:	Carl John Hansen
	Title:	Director

AAIL HOLDINGS S.À R.L.

By:	/s/ Emanuela Brero
	Name:	Emanuela Brero
	Title:	Director

By:	/s/ Manuel Mouget
	Name:	Manuel Mouget
	Title:	Director

UNIVERSITIES SUPERANNUATION SCHEME LIMITED

By:	/s/ Ian Sherlock
	Name:	Ian Sherlock
	Title:	Company Secretary

USS INVESTMENT MANAGEMENT LIMITED

By:	/s/ Michael Powell
	Name:	Michael Powell
	Title:	Head of PMG